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                                                                   Exhibit 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


          We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Employee Stock Purchase Plan, 1996 Director Option Plan and 1991 Stock Plan of Cardiac Pathways Corporation of our report dated July 30, 1997, with respect to the financial statements of Cardiac Pathways Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 1997, filed with the Securities and Exchange Commission.


                                                      /s/ Ernst & Young LLP


San Jose, California
October 15, 1997